Exhibit 99.1

For Immediate Release

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION AND
FIRST LOUISIANA BANK TO COMBINE INSTITUTIONS,
FORMING SHREVEPORT'S LARGEST LOCAL BANK

Shreveport La. (December 12, 2007) – Home Federal Bancorp, Inc. of Louisiana, (OTCBB: HFBL), the parent of Home Federal Savings and Loan Association, and First Louisiana Bancshares, Inc., the parent of First Louisiana Bank, have entered into a definitive agreement to combine, forming the largest locally controlled bank in the Shreveport market area.

The resulting bank, Home Federal Savings and Loan Association, which will change its name to "First Louisiana Bank" in connection with the merger, and its newly formed holding company, will have combined assets of more than $250 million and six branch offices in Caddo and Bossier Parishes.  Both banks will continue to operate independently until the close of the transaction, which is expected to occur late in the second quarter of 2008.

The transaction will be accomplished through a series of steps that will occur essentially simultaneously and include the mergers of First Louisiana Bancshares into the newly formed holding company and First Louisiana Bank into Home Federal Savings and Loan.  In connection with the mergers, each share of First Louisiana Bancshares will be converted into the right to receive either $28.00 in cash or a number of shares of Home Federal Bancorp common stock based on the initial public offering (IPO) price of Home Federal Bancorp's common stock, at the election of the shareholder, subject to an overall requirement that 60.0% of the total outstanding First Louisiana common stock be exchanged for stock.  Assuming an IPO price of $10.00 per share, each share of First Louisiana being exchanged will receive 2.8 shares of the new holding company. The aggregate merger consideration is estimated to amount to $23.7 million.

The transaction will also involve the conversion of Home Federal Mutual Holding Company, currently the majority shareholder of Home Federal Bancorp, which will result in each outstanding share of Home Federal Bancorp being exchanged for a certain number of shares of the new holding company pursuant to an exchange ratio, other than the shares of Home Federal Mutual Holding Company which will be cancelled.  In connection with the conversion, depositors of Home Federal Savings and Loan and certain other persons will be given the right to purchase shares of the new holding company in the IPO.

Daniel R. Herndon, Chairman of the Board and President of Home Federal Savings and Loan and Home Federal Bancorp, said, "Combining our two community institutions works on many levels because our franchises and philosophies complement each other so well.  In addition, the capital raised in the stock offering will enable future growth, diversification and community development opportunities.  Furthermore, we are also very pleased to have Ron Boudreaux, currently President and Chief Executive Officer of First Louisiana, joining us as the President and Chief Executive Officer of the combined banks as well as President and Chief Operating Officer of the combined holding companies.  We are excited by the dynamics he brings to Home Federal."

Ron C. Boudreaux, President and Chief Executive Officer of First Louisiana Bank and First Louisiana Bancshares, Inc., said, "Existing customers at both banks will benefit from a wider selection of products and services and increased convenience.  Meanwhile, our employees and shareholders will have the opportunity to be involved with a larger community bank with excellent growth potential."

Mr. Herndon will serve as Chairman of the newly created holding company and bank and Chief Executive Officer of the holding company.  Ron C. Boudreaux will become the President and Chief Operating Officer of the holding company and President and Chief Executive Officer of the bank.  Mr. Boudreaux will also serve as a director of both the holding company and the bank.  In addition David L. Winkler, Chairman of First Louisiana Bancshares, Inc. will be appointed as Vice Chairman of the Boards of the holding company and the bank. Seven members of the First Louisiana board will join the nine members of the Home Federal Bancorp board to form a new 16-member holding company board while the current five directors of First Louisiana Bank will join the Home Federal Savings and Loan board.

All branches from both banks are expected to remain open. Also, following completion of the transaction, Mr. Herndon and Mr. Boudreaux said they expect to add additional branches that will further strengthen the combined bank's presence and provide greater customer convenience throughout the combined bank’s market areas.  Together, the banks currently employ 62 people.  Mr. Herndon said the expected expansion opportunities will likely increase the number of people working at the combined bank during the next several years.

The transaction is subject to certain conditions, including the receipt of various regulatory approvals, as well as the approval of the respective shareholders of First Louisiana and Home Federal Bancorp and members of Home Federal Mutual Holding Company.

Each of the directors of First Louisiana and Home Federal Bancorp has agreed to vote their shares in favor of the merger, and each of the directors of Home Federal Bancorp has agreed to vote in favor of the reorganization.

The proposed merger will be submitted to shareholders of First Louisiana and Home Federal Bancorp for their consideration. Home Federal Bancorp and First Louisiana will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF HOME FEDERAL BANCORP AND FIRST LOUISIANA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER.  Shareholders of Home Federal Bancorp and First Louisiana will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Home Federal Bancorp, Home Federal Savings and Loan and First Louisiana, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus will also be able to be obtained, without charge, when available by directing a request to Ms. DeNell W. Mitchell, Corporate Secretary, Home Federal Bancorp, Inc., 624 Market Street, Shreveport, Louisiana 71101.

Home Federal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Home Federal Bancorp in connection with the merger. Information about the directors and executive officers of Home Federal Bancorp and their ownership of Home Federal common stock is set forth in the proxy statement, for Home Federal's 2007 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available.

About Home Federal Bancorp, Inc. of Louisiana

Home Federal Bancorp, Inc. of Louisiana is the "mid-tier" holding company for Home Federal Savings and Loan Association, a federally-chartered, FDIC-insured savings association headquartered in Shreveport, Louisiana.  Home Federal Savings and Loan Association operates from its main office and two branch offices in Shreveport, Louisiana.  At September 30, 2007, Home Federal Bancorp had $125.2 million of total assets, $96.0 million of total liabilities and $29.2 million of stockholders' equity. Home Federal's website is www.homefederalbancorp.com.

About First Louisiana Bancshares, Inc.

Headquartered in Shreveport, La., First Louisiana Bancshares, Inc. operates a one-bank subsidiary, First Louisiana Bank. It has three branches in Caddo and Bossier Parishes. As of September 30, 2007, it had total assets of $121.3 million, and total liabilities of $110.4 million and $11.0 million of stockholders' equity.

Contacts:
Daniel R. Herndon	Ron C. Boudreaux
President and Chairman of the Board	President and Chief Executive Officer
Home Federal Bancorp, Inc. and	First Louisiana Bancshares, Inc. and
Home Federal Savings and Loan Association	First Louisiana Bank
(318) 222-1145	(318) 798-5700

This news release contains certain forward-looking statements about the proposed merger and reorganization within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Home Federal Bancorp's and First Louisiana's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Home Federal Bancorp and First Louisiana do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Home Federal Bancorp and First Louisiana are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger and/or the reorganization may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and/or the reorganization; (5) First Louisiana shareholders and Home Federal Bancorp shareholders may fail to approve the merger and Home Federal Mutual Holding Company's members as well as Home Federal Bancorp’s shareholders may fail to approve the reorganization; (6) adverse governmental or regulatory policies may be enacted; (7) changes in the interest rate environment reduces interest margins; (8) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (9) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (10) changes may occur in the securities market.